UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 3, 2006 (August 1, 2006)

AMPAL-AMERICAN ISRAEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	0-538	13-0435685

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Arlozorov Street, Tel Aviv, Israel	62098

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 1-866-447-8636

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

        On August 1, 2006, Ampal-American Israel Corporation (the “Company”), through Merhav Ampal Energy, Ltd., a wholly-owned subsidiary of the Company, entered into an agreement (the “Agreement”) with Merhav M.N.F. Ltd. (“Merhav”) for the purchase from Merhav of a portion of its interest in East Mediterranean Gas Co. S.A.E., an Egyptian joint stock company (“EMG”).

        Under the terms of the transaction, the Company acquired the beneficial ownership of 4.6% of the outstanding shares of EMG’s capital stock. The purchase price for the shares was $100,000,000, of which, $50,000,000 was paid in cash and the balance is to be paid in 10,248,002 shares of the Company’s Class A Stock. The issuance of the shares of Class A Stock is subject to the approval of the shareholders of the Company as required by the marketplace rules of the NASDAQ Stock Market. As a result of this transaction, the Company beneficially owns 6.6% of the total outstanding shares of EMG. The purchase price may be adjusted downward should Merhav sell any of its remaining shares of EMG to a third-party purchaser at a purchase price per share lower than the purchase price per share paid by the Company pursuant to the Agreement. Additionally, pursuant to the Agreement, the Company was granted the right to acquire up to an additional 5.9% of the total outstanding shares of EMG stock.

        In connection with the entry by the Company into the Agreement, the Company executed an ancillary agreement with Merhav which provides for, among other things, tag-along rights in the event Merhav offers to sell additional shares of EMG to third-parties and certain other provisions with respect to the shares of EMG purchased by the Company pursuant to the Agreement.

        Yosef A. Maiman, the Chairman of the Company’s Board of Directors (the “Board”) and the Company’s controlling shareholder, is the controlling shareholder of Merhav. Because of the foregoing relationship, a special committee of the Board composed of the Company’s independent directors negotiated and approved the transaction. Houlihan Lokey Howard & Zukin Financial Advisors, Inc., which has been retained as financial advisor to the special committee, delivered a fairness opinion to the special committee regarding the transaction.

        The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company has filed as Exhibit 10 hereto.

        A copy of the Company’s press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

        The disclosure contained in Item 1.01 above is incorporated herein by reference.

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Item 8.01	Other Events.

        On August 1, 2006, the Company issued a press release regarding the completion of the conversion of all outstanding shares of its 4% Cumulative Convertible Preferred Stock and 6-1/2% Cumulative Convertible Preferred Stock. The full text of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10	Stock Purchase Agreement

99.1	Press Release of Ampal-American Israel Corporation, dated August 2, 2006.

99.2	Press Release of Ampal-American Israel Corporation, dated August 1, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2006

AMPAL-AMERICAN ISRAEL CORPORATION By: /s/ Yoram Firon —————————————— Yoram Firon Vice President - Investments and Corporate Affairs

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EXHIBIT INDEX

10	Stock Purchase Agreement

99.1	Press Release of Ampal-American Israel Corporation, dated August 2, 2006.

99.2	Press Release of Ampal-American Israel Corporation, dated August 1, 2006.

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